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                                                          Exhibit 23
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-53007 on Form S-3 and Registration Statement Nos. 33-61808 and 333-35767 of Kentucky Power Company on Form S-3 of our reports dated February 23, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of Kentucky Power Company for the year ended December 31, 1998.

Deloitte & Touche LLP
Columbus, Ohio
March 29, 1999